Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST REPORTS

FOURTH QUARTER AND YEAR-END RESULTS

~Raises Dividend by 8%~

Kansas City, MO, February 28, 2011 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the fourth quarter and year ended December 31, 2010.

Total revenue was $81.6 million for the fourth quarter of 2010 compared to $66.6 million for the same quarter in 2009. Net income available to common shareholders was $26.7 million, or $0.57 per diluted common share, for the fourth quarter of 2010 compared to $6.7 million, or $0.17 per diluted common share, for the same quarter in 2009. Funds From Operations (FFO) for the fourth quarter of 2010 was $40.4 million, or $0.86 per diluted common share, compared to $17.0 million, or $0.43 per diluted common share, for the same quarter in 2009.

For the year ended December 31, 2010, total revenue was $313.1 million compared to $259.1 million for year ended December 31, 2009. Net income available to common shareholders for the year ended December 31, 2010 was $84.7 million, or $1.86 per diluted common share, versus a net loss available to common shareholders of $22.2 million, or $0.61 per diluted common share, for the year ended December 31, 2009. FFO for the year ended December 31, 2010 was $136.6 million, or $3.00 per diluted common share, compared to $4.9 million, or $0.13 per diluted common share, for the year ended December 31, 2009.

David Brain, President and CEO, commented, “I am proud of what we accomplished in 2010, including over $300 million in accretive transactions, the stabilization of Toronto Dundas Square and the deleveraging of our balance sheet. While these are important achievements, the milestone I am most proud of is the investment grade ratings we received in connection with our inaugural bond offering as we transition from a secured to an unsecured borrower. This transformation augments our ability to grow and should serve to drive our cost of capital lower over time.”

A reconciliation of FFO to FFO as adjusted follows (dollars in millions, except per share amounts):

	Three Months Ended December 31,
	2010		2009
	Amount	FFO/share	Amount	FFO/share

FFO	$40.4	$0.86	$17.0	$0.43
Transaction costs	0.1	—	3.2	0.08
Provision for loan losses	—	—	5.2	0.13
Impairment charges	0.5	0.01	6.4	0.16
Gain on acquisition	(0.5)	(0.01)	—	—

FFO as adjusted	$40.5	$0.86	$31.8	$0.80

Dividends declared per common share		$0.65		$0.65
FFO payout ratio, as adjusted		75%		81%

	Years Ended December 31,
	2010		2009
	Amount	FFO/share	Amount	FFO/share
FFO	$136.6	$3.00	$4.9	$0.13
Costs associated with loan refinancing (1)	15.6	0.34	0.1	—
Transaction costs	7.8	0.17	3.3	0.09
Provision for loan losses	0.7	0.02	71.0	1.96
Impairment charges (2)	0.5	0.01	42.2	1.17
Gain on acquisition	(9.0)	(0.20)	—	—

FFO as adjusted	$152.2	$3.34	$121.5	$3.35

Dividends declared per common share		$2.60		$2.60
FFO payout ratio, as adjusted		78%		78%

(1)	Includes $0.4 million of costs associated with loan refinancing included in discontinued operations for the year ended December 31, 2010.
(2)	Impairment charges for the year ended December 31, 2009 include $35.8 million related to City Center in White Plains, New York that is included in discontinued operations. The Company no longer has any ownership interest in City Center.

Portfolio Update

As of December 31, 2010, the Company’s real estate portfolio consisted of 107 megaplex theatres (including two joint venture properties) totaling approximately 8.7 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 4.5 million square feet. The Company also owned 27 public charter schools, and six vineyards totaling approximately 1,250 acres and ten wineries totaling approximately 850 thousand square feet. At December 31, 2010, the Company’s megaplex theatres were 99% occupied, public charter schools were 100% occupied, and its overall real estate portfolio was 97% occupied.

In addition, as of December 31, 2010, the Company’s real estate mortgage loan portfolio had a carrying value of $305.4 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states.

On February 3, 2011, the Company entered into an agreement to sell its Toronto Dundas Square entertainment retail center in downtown Toronto. The sale proceeds, net of closing costs, are expected to exceed $220 million CAD. Subject to the satisfaction of certain conditions, the transaction is expected to close by the end of the first quarter of 2011 or shortly thereafter. In addition, the Company hedged its foreign currency exposure on this investment by entering into a forward contract to sell $200 million CAD for $201.5 USD with a settlement date of April 15, 2011. Including the impact of foreign currency, the Company expects to record a gain in excess of $17 million upon closing.

Investment Update

The Company’s investment spending in the fourth quarter totaled $3.3 million bringing the total for the year ended December 31, 2010 to approximately $323.0 million.

On January 5, 2011, the Company entered into an agreement to acquire four theatre properties for a total investment of $36.8 million from a third-party. The transaction is expected to close in the first quarter of 2011. The theatre properties are located in New Hampshire and Maine and contain an aggregate of 56 screens. The theatre properties will be leased to Cinemagic pursuant to lease agreements that are structured as triple net with the tenant responsible for all taxes, costs and expenses arising from the use or operation of the properties. As a part of this transaction, the Company will assume a mortgage loan of $3.8 million on one of the four theatres.

Balance Sheet Update

The Company’s balance sheet remains strong with a debt to gross assets ratio (i.e., total long-term debt to total assets plus accumulated depreciation) of 37% at December 31, 2010 and no debt maturities through September 2012. Combined unrestricted cash and credit line capacity at December 31, 2010 totaled $190 million.

On February 7, 2011, the Company paid off all of its secured term loans totaling $86.2 million related to its vineyard and winery portfolio with borrowings under its unsecured line of credit. In conjunction with this pay-off, the Company incurred $4.6 million in costs related to early settlement of interest rate swap agreements and $1.8 million of net deferred financing fees were written off.

Dividend

The Company is announcing a dividend for the first quarter of 2011 of $0.70 per common share. This dividend represents an annualized dividend of $2.80 per common share, an 8% increase over the prior year.

Guidance Update

The Company is revising its 2011 guidance for FFO as adjusted per diluted share to $3.40 to $3.50 from the previous guidance of $3.40 to $3.60. Including expected charges of $0.14 per diluted share for costs associated with the pay-off of the vineyard and winery loan facility, the guidance for FFO per diluted share is $3.26 to $3.36. The Company is maintaining its 2011 investment spending guidance of approximately $300 million.

This 2011 guidance reflects the anticipated sale of Toronto Dundas Square and the Company’s initiative to exit the vineyard and winery business over time. This initiative includes the pay-off of the vineyard and winery term loans, modifying or terminating existing lease agreements as well as asset dispositions.

Quarterly and Year-End Supplemental

The Company’s supplemental information package for the fourth quarter and year ended December 31, 2010 is available on the Company’s website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Rental revenue	$61,003	$50,445	$235,008	$195,784
Tenant reimbursements	7,223	3,960	25,225	15,438
Other income	52	581	568	2,890
Mortgage and other financing income	13,358	11,607	52,263	44,999

Total revenue	81,636	66,593	313,064	259,111
Property operating expense	10,094	6,382	35,830	21,969
Other expense	433	437	1,297	2,495
General and administrative expense	4,430	3,373	18,227	15,169
Costs associated with loan refinancing	—	—	15,247	117
Interest expense, net	19,298	16,702	74,802	65,747
Transaction costs	141	3,165	7,787	3,321
Provision for loan losses	—	5,197	700	70,954
Impairment charges	463	6,357	463	6,357
Depreciation and amortization	13,933	10,515	52,099	42,111

Income before equity in income from joint ventures, gain from acquisition and discontinued operations	32,844	14,465	106,612	30,871
Equity in income from joint ventures	776	222	2,138	895
Gain on acquisition	555	—	9,023	—

Income from continuing operations	$34,175	$14,687	$117,773	$31,766

Discontinued operations:
Loss from discontinued operations	—	(1,321)	(3,982)	(43,672)
Loss on sale of real estate	—	—	(736)	—

Net income (loss)	34,175	13,366	113,055	(11,906)
Net loss attributable to noncontrolling interests	28	899	1,819	19,913

Net income attributable to Entertainment
Properties Trust	34,203	14,265	114,874	8,007
Preferred dividend requirements	(7,551)	(7,550)	(30,206)	(30,206)

Net income (loss) available to common shareholders of Entertainment Properties Trust	$26,652	$6,715	$84,668	$(22,199)

Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income from continuing operations	$0.57	$0.18	$1.93	$0.04
Loss from discontinued operations	—	(0.01)	(0.06)	(0.65)

Net income (loss) available to common shareholders	$0.57	$0.17	$1.87	$(0.61)

Diluted earnings per share data:
Income from continuing operations	$0.57	$0.18	$1.92	$0.04
Loss from discontinued operations	—	(0.01)	(0.06)	(0.65)

Net income (loss) available to common shareholders	$0.57	$0.17	$1.86	$(0.61)

Shares used for computation (in thousands):
Basic	46,539	39,641	45,206	36,122
Diluted	46,893	39,901	45,555	36,235

ENTERTAINMENT PROPERTIES TRUST

Reconciliation of Net Income Available to Common Shareholders

to Funds From Operations (FFO) (A)

(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income (loss) available to common shareholders of Entertainment Properties Trust	$26,652	$6,715	$84,668	$(22,199)
Loss on sale of real estate	—	—	736	—
Real estate depreciation and amortization	13,694	11,143	52,827	46,947
Allocated share of joint venture depreciation	90	66	309	263
Noncontrolling interest	—	(956)	(1,905)	(20,143)

FFO available to common shareholders of Entertainment Properties Trust	$40,436	$16,968	$136,635	$4,868

FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.87	$0.43	$3.02	$0.13
Diluted	0.86	0.43	3.00	0.13

Shares used for computation (in thousands):
Basic	46,539	39,641	45,206	36,122
Diluted	46,893	39,901	45,555	36,236

Other financial information:
Straight-line rental revenue	$642	$696	$1,883	$2,483
Dividends per common share	$0.65	$0.65	$2.60	$2.60

(A)	The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP) and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs associated with loan refinancing, impairments and transaction costs, less gain on acquisitions. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company’s operations, cash flows or liquidity as defined by GAAP.

The additional 1.9 million common shares that would result from the conversion of the Company’s 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company’s 9.00% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three months and years ended December 31, 2010 and 2009 because the effect is anti-dilutive.

ENTERTAINMENT PROPERTIES TRUST

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	As of December 31, 2010	As of December 31, 2009
Assets
Rental properties, net of accumulated depreciation of $297,068 and $258,638 at December 31, 2010 and 2009, respectively;	$2,026,623	$1,854,629
Land held for development	184,457	4,457
Property under development	5,967	8,272
Mortgage notes and related accrued interest receivable, net	305,404	522,880
Investment in a direct financing lease, net	226,433	169,850
Investment in joint ventures	22,010	4,080
Cash and cash equivalents	11,776	23,138
Restricted cash	16,279	12,857
Intangible assets, net	35,644	6,727
Deferred financing costs, net	20,371	12,136
Accounts receivable, net	39,814	30,727
Notes and related accrued interest receivable, net	5,127	7,898
Other assets	23,515	23,081

Total assets	$2,923,420	$2,680,732

Liabilities and Equity
Accounts payable and accrued liabilities	$56,488	$28,411
Dividends payable	37,804	35,432
Unearned rents and interest	6,691	7,509
Long-term debt	1,191,179	1,141,423

Total liabilities	1,292,162	1,212,775

Entertainment Properties Trust shareholders’ equity	1,603,239	1,472,862
Noncontrolling interests	28,019	(4,905)

Equity	1,631,258	1,467,957

Total liabilities and equity	$2,923,420	$2,680,732

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE:EPR) is a specialty real estate investment trust (REIT) that invests in properties in select categories which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total assets exceed $2.9 billion and include megaplex movie theatres and adjacent retail, public charter schools and other destination recreational and specialty investments. We adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow criteria. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “anticipates,” “estimates,” “offers,” “plans” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. In addition, references to our budgeted amounts and guidance are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.